Exhibit 99.1

GRUBHUB REPORTS RECORD THIRD QUARTER RESULTS

Grubhub generates 32% revenue growth in the third quarter

CHICAGO, Oct. 25, 2017 – Grubhub Inc. (NYSE: GRUB), the nation’s leading takeout marketplace, today announced financial results for the third quarter ended Sept. 30, 2017. For the third quarter, the Company posted revenues of $163.1 million, which is a 32% year-over-year increase from $123.5 million in the third quarter of 2016. Gross Food Sales grew 18% year-over-year to $867 million, up from $735 million in the year ago period.

“Grubhub’s goal is to give diners the most comprehensive restaurant selection, with the best option for every taste and every occasion. With the addition of the Eat24, Foodler and OrderUp restaurants to our network, we can help diners find their ideal local favorites better than ever before," said Grubhub CEO, Matt Maloney. "With a network of 75,000 restaurants and growing, we have the industry's largest online delivery marketplace, and we will continue to aggressively expand and deepen our reach, increasing our value to both diners and restaurant partners as we grow."

Third Quarter 2017 Highlights

The following results reflect the financial performance and key operating metrics of our business for the three months ended Sept. 30, 2017, as compared to the same period in 2016.

Third Quarter Financial Highlights

•	Revenues: $163.1 million, a 32% year-over-year increase from $123.5 million in the third quarter of 2016.
•	Net Income: $13.0 million, or $0.15 per diluted share, a 1% year-over-year decrease from $13.2 million, or $0.15 per diluted share, in the third quarter of 2016.
•	Non-GAAP Adjusted EBITDA: $43.0 million, a 21% year-over-year increase from $35.5 million in the third quarter of 2016.
•	Non-GAAP Net Income: $24.5 million, or $0.28 per diluted share, a 23% year-over-year increase from $19.9 million, or $0.23 per diluted share, in the third quarter of 2016.

Third Quarter Key Business Metrics Highlights

•	Active Diners were 9.81 million, a 28% year-over-year increase from 7.69 million Active Diners in the third quarter of 2016.
•	Daily Average Grubs (DAGs) were 304,500, a 14% year-over-year increase from 267,500 DAGs in the third quarter of 2016.
•	Gross Food Sales were $867 million, an 18% year-over-year increase from $735 million in the third quarter of 2016.

“Grubhub generated both record revenue of $163 million and record Adjusted EBITDA of $1.54 per order in our seasonally soft third quarter,” commented Grubhub CFO, Adam DeWitt. “Our ability to improve profit per order while simultaneously investing for growth through product improvements, restaurant sales, and broader consumer advertising underscores the financial strength of our model and the consistently growing value of our two-sided network."

Corporate Development

Grubhub has completed all three of its previously announced acquisitions for a total consideration of approximately $360 million in cash. Grubhub closed the acquisition of Foodler,

one of the leading online delivery platforms in New England, on Aug. 23, 2017, and closed the acquisition of 27 select OrderUp markets on Sept. 14, 2017. The contribution from these two acquisitions is included in Grubhub's third quarter financial and operational results as of the closing dates. Additionally, Grubhub completed the acquisition of Eat24 and commenced its partnership with Yelp, the leading company that connects people with great local businesses, on Oct. 10, 2017.

Fourth Quarter Guidance

Based on information available as of Oct. 25, 2017, the Company is providing the following financial guidance for the fourth quarter of 2017, which includes the impact of the Eat24, Foodler and OrderUp acquisitions:

Fourth Quarter 2017
(in millions)
Expected Revenue range	$197 - $205
Expected Adjusted EBITDA range	$51 - $56

Third Quarter 2017 Financial Results Conference Call

Grubhub will webcast a conference call today at 9 a.m. CT to discuss the third quarter 2017 financial results. The webcast can be accessed on the Grubhub Investor Relations website at http://investors.grubhub.com, along with the Company's earnings press release and financial tables. A replay of the webcast will be available at the same website until Nov. 8, 2017.

About Grubhub

Grubhub (NYSE: GRUB) is the nation’s leading online and mobile takeout food-ordering marketplace with the most comprehensive network of restaurant partners and largest active diner base. Dedicated to moving eating forward and connecting diners with the food they love from their favorite local restaurants, the Company's platforms and services strive to elevate food ordering through innovative restaurant technology, easy-to-use platforms and an improved delivery experience. Grubhub is proud to work with approximately 75,000 restaurant partners in over 1,300 U.S. cities and London. The Grubhub portfolio of brands includes Grubhub, Seamless, Eat24, AllMenus and MenuPages.

Use of Forward Looking Statements

This press release contains forward-looking statements regarding Grubhub, “the Company’s” or our management's future expectations, beliefs, intentions, goals, strategies, plans and prospects, including the expected benefits to, and financial performance of, Grubhub following the acquisitions of Foodler, Eat24 and OrderUp and its strategic partnerships with Yelp and Groupon. Such statements constitute “forward-looking statements”, which are subject to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve substantial known and unknown risks, uncertainties and assumptions that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the matters set forth in the filings that we make with the Securities and Exchange Commission from time to time, including those set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed on February 28, 2017, which is on file with the SEC and are available on the Investor Relations section of our website at http://investors.grubhub.com/. Additional information will be set forth in our Quarterly Report on Form 10-Q that will be filed for the quarter ended September 30, 2017, which should be read in conjunction with these financial results. Please also note that forward-looking statements represent management's beliefs and assumptions only as of the date of this press release. Except as required by law, we disclaim any intention to, and undertake no obligation to, publicly update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Use of Non-GAAP Financial Measures

Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP.

We define Adjusted EBITDA as net income adjusted to exclude acquisition, restructuring and certain legal costs, income taxes, interest income and expense, depreciation and amortization and stock-based compensation expense. Non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders exclude acquisition, restructuring and certain legal costs, amortization of acquired intangible assets, stock-based compensation expense and other nonrecurring items as well as the income tax effects of these non-GAAP adjustments. We use these non-GAAP financial measures as key performance measures because we believe they facilitate operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions and restructuring, the impact of depreciation and amortization expense on our fixed assets and the impact of stock-based compensation expense. Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders are not measurements of our financial performance under GAAP and should not be considered as an alternative to performance measures derived in accordance with GAAP.

See “Schedule of Non-GAAP Financial Measures Reconciliation” below for a reconciliation of net income to Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders.

Contacts: Dave Zaragoza Corporate Finance & Investor Relations ir@grubhub.com	Katie Norris Press press@grubhub.com

GRUBHUB INC.

STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues	$163,059	$123,461	$477,987	$355,874
Costs and expenses:
Operations and support	65,352	44,346	187,795	120,029
Sales and marketing	35,138	26,499	105,346	80,687
Technology (exclusive of amortization)	14,292	11,006	41,560	31,765
General and administrative	18,244	11,754	45,719	37,501
Depreciation and amortization	12,613	9,089	33,067	25,282
Total costs and expenses	145,639	102,694	413,487	295,264
Income before provision for income taxes	17,420	20,767	64,500	60,610
Provision for income taxes	4,432	7,585	19,043	24,690
Net income attributable to common stockholders	$12,988	$13,182	$45,457	$35,920
Net income per share attributable to common stockholders:
Basic	$0.15	$0.15	$0.53	$0.42
Diluted	$0.15	$0.15	$0.52	$0.42
Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	86,449	85,217	86,162	84,889
Diluted	88,543	86,424	87,788	85,957

KEY OPERATING METRICS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Active Diners (000s)	9,806	7,685	9,806	7,685
Daily Average Grubs	304,500	267,500	314,200	268,800
Gross Food Sales (millions)	$867.3	$735.0	$2,645.1	$2,180.4

GRUBHUB INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$265,958	$239,528
Short term investments	65,650	84,091
Accounts receivable, less allowances for doubtful accounts	73,745	60,550
Prepaid expenses and other current assets	9,430	12,168
Total current assets	414,783	396,337
PROPERTY AND EQUIPMENT:
Property and equipment, net of depreciation and amortization	62,225	46,555
OTHER ASSETS:
Other assets	4,130	4,530
Goodwill	454,557	436,455
Acquired intangible assets, net of amortization	360,549	313,630
Total other assets	819,236	754,615
TOTAL ASSETS	$1,296,244	$1,197,507
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Restaurant food liability	$89,021	$83,349
Accounts payable	11,869	7,590
Accrued payroll	9,223	7,338
Taxes payable	244	865
Other accruals	23,211	11,348
Total current liabilities	133,568	110,490
LONG TERM LIABILITIES:
Deferred taxes, non-current	103,210	108,022
Other accruals	6,511	6,876
Total long term liabilities	109,721	114,898
STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value	9	9
Accumulated other comprehensive loss	(1,329)	(2,078)
Additional paid-in capital	837,711	805,731
Retained earnings	216,564	168,457
Total Stockholders’ Equity	$1,052,955	$972,119
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,296,244	$1,197,507

GRUBHUB INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$45,457	$35,920
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	7,949	5,567
Provision for doubtful accounts	338	719
Deferred taxes	(2,162)	(1,908)
Amortization of intangible assets	25,118	19,715
Stock-based compensation	23,913	17,755
Deferred rent	130	980
Investment premium amortization	(624)	(406)
Other	150	114
Change in assets and liabilities, net of the effects of business acquisitions:
Accounts receivable	(12,108)	(22,299)
Prepaid expenses and other assets	2,790	(2,874)
Restaurant food liability	4,591	11,361
Accounts payable	2,965	(4,592)
Accrued payroll	1,575	582
Other accruals	6,351	1,799
Net cash provided by operating activities	106,433	62,433
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments	(145,667)	(187,456)
Proceeds from maturity of investments	164,733	210,567
Capitalized website and development costs	(15,281)	(8,859)
Purchases of property and equipment	(12,549)	(17,083)
Acquisitions of businesses, net of cash acquired	(51,859)	(65,849)
Acquisition of other intangible assets	(25,147)	(250)
Other cash flows from investing activities	589	(540)
Net cash used in investing activities	(85,181)	(69,470)
CASH FLOWS FROM FINANCING ACTIVITIES
Repurchases of common stock	—	(14,774)
Proceeds from exercise of stock options	12,505	11,814
Excess tax benefits related to stock-based compensation	—	22,114
Taxes paid related to net settlement of stock-based compensation awards	(7,696)	(1,205)
Payments for debt issuance costs	(285)	(1,477)
Net cash provided by financing activities	4,524	16,472
Net change in cash and cash equivalents	25,776	9,435
Effect of exchange rates on cash	654	(890)
Cash and cash equivalents at beginning of year	239,528	169,293
Cash and cash equivalents at end of the period	$265,958	$177,838
SUPPLEMENTAL DISCLOSURE OF NON CASH ITEMS
Cash paid for income taxes	$16,340	$5,757

GRUBHUB INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(in thousands, except per share data)

	Three Months Ended September 30, 2017		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income	$12,988	$13,182	$45,457	$35,920
Income taxes	4,432	7,585	19,043	24,690
Depreciation and amortization	12,613	9,089	33,067	25,282
EBITDA	30,033	29,856	97,567	85,892
Acquisition, restructuring and legal costs	4,539	261	6,443	1,789
Stock-based compensation	8,475	5,349	23,913	17,755
Adjusted EBITDA	$43,047	$35,466	$127,923	$105,436

	Three Months Ended September 30, 2017		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income	$12,988	$13,182	$45,457	$35,920
Stock-based compensation	8,475	5,349	23,913	17,755
Amortization of acquired intangible assets	6,455	5,385	16,828	16,070
Acquisition, restructuring and legal costs	4,539	261	6,443	1,789
Income tax adjustments	(7,936)	(4,243)	(19,770)	(14,780)
Non-GAAP net income	$24,521	$19,934	$72,871	$56,754
Weighted-average diluted shares used to compute net income per share attributable to common stockholders	88,543	86,424	87,788	85,957
Non-GAAP net income per diluted share attributable to common stockholders	$0.28	$0.23	$0.83	$0.66

	Guidance
	Three Months Ended December 31, 2017
	Low	High
	(in millions)
Net income	$13.7	$16.7
Income taxes	9.3	11.3
Interest expense ̶ net	1.0	1.0
Depreciation and amortization	17.5	17.5
EBITDA	41.5	46.5
Acquisition and restructuring costs	—	—
Stock-based compensation	9.5	9.5
Adjusted EBITDA	$51.0	$56.0